EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                         STATE OR OTHER
                                         JURISDICTION OF        PERCENTAGE
                                          INCORPORATION          OWNERSHIP
                                         ---------------        ----------

PARENT
------

First South Bancorp, Inc.                   Virginia

SUBSIDIARY
----------

First South Bank                         North Carolina               100%

First South Preferred Trust I               Delaware                  100%

SUBSIDIARIES OF FIRST SOUTH BANK
--------------------------------

First South Investments, Inc.            North Carolina               100%

First South Leasing, LLC                 North Carolina               100%